Citadel Exploration Announces Acquisition of the Indian Shallow Oil Development Project

May 12, 2011 (Business Wire) -- Citadel Exploration, Inc. “CEI” (OTC:BB “SBPV”) announced today that it had acquired the Indian Shallow Oil Development Project, located in the Bitterwater subbasin of the Salinas Basin in California, consisting of 688.71 acres of leased property from Vintage Petroleum, LLC, a division of Occidental Petroleum, through the acquisition of 100% of the membership interest of Citadel Exploration LLC (“CELLC”).

"This acquisition and our transition from a private oil and gas exploration company to a public company is a major step in the implementation of our growth strategy," said Armen Nahabedian, CELLC’s founder.

Pursuant to the terms of the agreement, the board of CEI nominated a new slate of officers and directors with oil and gas exploration experience. Dan Szymanski, a former exploration manager for Occidental Petroleum (NYSE: OXY), was named as Chairman of the Board, followed by Michael Finch as President, CEO, and a Director, a former manager of 11 offshore platforms. Chris Whitcomb, CPA and financial manager for several California based oil and gas companies, was nominated as a Director and CFO. James Borgna, president of KVOS LLC, an oil and gas field supply company, was named as a Director. Jacob Barnhart, a financial advisor with Ameriprise Financial Services, was named as a Director.

"I am extremely excited with the assembly by Armen of the management team and the acquisition by CEI of the first exploration property of our recently formed public company," said Finch.

About Citadel

CEI, as a result of the acquisition of CELLC, is an oil and gas exploration and production company with operations in the Salinas Basin of California. The founders of CELLC and the newly formed management team of CEI, with their extensive knowledge of the geology and the history of oil and gas exploration in California, will provide CEI with a broad portfolio of capital investment opportunities.

Forward-Looking Statements

Portions of this press release contain forward-looking statements and involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Factors that could cause results to differ materially include, but are not limited to: global commodity pricing fluctuations; supply and demand considerations for CEI’s products; not successfully completing, or any material delay of, any development of new fields, expansion projects, capital expenditures, efficiency-improvement projects, acquisitions or dispositions; potential failure to achieve expected production from existing and future oil and gas development projects; exploration risks such as drilling unsuccessful wells; any general economic recession or slowdown domestically or internationally; higher-than-expected costs; potential liability for remedial actions under existing or future environmental regulations and litigation; potential liability resulting from pending or future litigation; general domestic and international political conditions; potential disruption or interruption of CEI’s production or manufacturing or damage to facilities due to accidents, chemical releases, labor unrest, weather, natural disasters, political events or insurgent activity; failure of risk management; changes in laws or regulations; or changes in tax rates. Words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect” or similar expressions that convey the uncertainty of future events or outcomes generally indicate forward-looking statements. The United States Securities and Exchange Commission (SEC) permits oil and natural gas companies, in their SEC filings, to disclose only reserves anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. We may use certain terms in our presentations, such as net risked reserve exposure and net risked reserve potential, that the SEC’s guidelines strictly prohibit us from using in our SEC filings. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, CEI does not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise. U.S. investors are urged to consider carefully the disclosure in CEI's Form 10-K, and Form 10-Qs available through the following toll-free telephone number, 1-800-SEC-0330 or on the Internet at http://www.sec.gov.

Citadel Exploration

Michael Finch, 805-218-9785

mfinchy@gmail.com

Source: Business Wire

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